SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported)

                          January 13, 1998



                     MICRON ELECTRONICS, INC.
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        (Exact name of registrant as specified in charter)


                           Minnesota
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          (State or other jurisdiction of incorporation)

        0-17932                          41-1404301
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 (Commission File No.)       (IRS Employer Identification Number)


                      900 East Karcher Road
                        Nampa, Idaho  83687
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             (Address of principal executive offices)



                          (208) 898-3434
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       (Registrant's telephone number, including area code)














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     Item 5.  Other Events.
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          See the following press release, dated January 13, 1998,
announcing certain changes in the officers of the Company:

MICRON ELECTRONICS APPOINTS PRESIDENT AND CHIEF OPERATING OFFICER

--Former Dell president and Power Computing president, Joel Kocher, brings unique and proven experience to fast growing computer manufacturer --

FOR IMMEDIATE RELEASE

January 13, 1998 - NAMPA, ID - Micron Electronics, Inc. (Nasdaq: MUEI), today announced that its Board of Directors has appointed Joel Kocher, 41, as president, chief operating officer and a member of the Board of Directors.
He will report to Joseph Daltoso, Micron Electronics Chairman and Chief Executive Officer, and will be responsible for the company's worldwide marketing, sales, manufacturing and finance. Mr. Kocher replaces
Gregory Stevenson, who has resigned from the company for personal reasons.

"Joel is an outstanding executive with in-depth and broad experience who has built an excellent reputation in the industry," Daltoso said. "His strengths in worldwide marketing and sales of computing solutions through the direct channel and his expertise in developing the enterprise market fit very well with our company's vision and needs. Joel has a proven track record of growing sales through a keen focus on customer satisfaction and employee motivation. We believe he will be invaluable in helping Micron Electronics entrench itself as a premiere computing solutions provider to corporate America, small businesses and consumers."

Mr. Kocher was most recently president and chief operating officer of Power Computing, the first and largest manufacturer of Macintosh OS compatible systems. Mr. Kocher oversaw worldwide sales, marketing and manufacturing during his tenure between 1996 and 1997 before the company's core Mac OS assets were acquired by Apple Computer in September of last year.

From 1987 to 1994, Mr. Kocher worked for Dell Computer, serving most recently as the president of worldwide marketing, sales and service. He played a key role in both architecting and managing Dells growth from $100 million in sales in 1987 to more than $3.6 billion by late 1994.

"Micron Electronics has enjoyed great success in the market and established itself as a multi-billion dollar company with enormous potential," said Kocher. "I look forward to blending my talents with the existing team to help Micron continue its rise to the next level within our industry."

"On behalf of the Board of Directors, I would also like to thank Greg Stevenson for his many contributions and tireless dedication to Micron over the past 13 years, and especially his hard work this year as president and chief operating officer," Daltoso said. "We wish him well."

Micron Electronics, Inc., and its subsidiaries manufacture electronic products and provide services for a wide range of computing and digital applications. The Company develops, markets, manufactures and supports PC systems for consumer, business, government and educational use. In addition, Micron Custom Manufacturing Services, Inc., a subsidiary of Micron Electronics, Inc., provides custom contract manufacturing services to original equipment manufacturers. SpecTek, a division of Micron Electronics, Inc., processes and markets various grades of DRAM products under the SpecTek brand name. Micron Electronics, Inc., common stock trades on the NASDAQ Stock Market under the symbol MUEI. The Company is majority owned by Micron
Technology, Inc. Product information is available by calling 1-800-776-4518 or via the Company's home page on the Internet at http://www.micronpc.com.


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                            Signatures

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MICRON ELECTRONICS, INC.


                                   By:  /s/ T. Erik Oaas
                                        ---------------------------
                                        T. Erik Oaas
                                        Executive Vice President,
                                        Finance and Chief Financial
                                        Officer

Date: January 22, 1998









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